Exhibit 10.16

INTELLECTUAL PROPERTY APPLICATION RIGHT ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY APPLICATION RIGHT ASSIGNMENT AGREEMENT (this “Agreement”) is entered into on 29 April, 2015 at Beijing, by and between the following parties:

ASSIGNOR:

XIAOMI INC., a limited liability company incorporated under the laws of the People’s Republic of China (the “PRC”) in the PRC;

ASSIGNEE:

ANHUI HUAMI INFORMATION TECHNOLOGY CO., LTD., a limited liability company incorporated under the laws of the PRC in the PRC.

WHEREAS:

(1)	The Assignor is the owner of the right to apply for (statutory rights and registrations with respect to) (“Right of Application”) the two trademarks set out in Appendix I (“Intellectual Property”);

(2)	The Assignor agrees to assign, and the Assignee agrees to accept the Right of Application for the abovementioned Intellectual Property on the terms and conditions of this Agreement.

THEREFORE, upon consultations, the Parties hereby agree as follows:

1.	ASSIGNMENT OF RIGHT OF APPLICATION

1.1	Pursuant to the terms and conditions of this Agreement, the Assignor agrees to change the applicant of the Intellectual Property to the Assignee, and the Assignee agrees to accept such change (“Assignment”).

1.2	The Assignor shall cooperate with the Assignee to complete the procedures in relation to the Assignment.

1.3	Upon completion of the Assignment, the Assignor shall cease to own any rights to the Intellectual Property. The Assignor shall not use the Intellectual Property in any country or area, or in any manner whatsoever without the prior written consent of the Assignee.

1.4	In connection with the Assignment, the Assignee shall pay to the Assignor a sum of RMB2600 (“Assignment Fee”) which is equivalent to the amount payable to the authorities for the application for the Intellectual Property. The Assignee shall pay the Assignment Fee to the bank account designated by the Assignor within 7 working days upon execution of this Agreement.

2.	CHANGE OF REGISTRATION FEE

The Assignee shall be responsible for completion of the registration of change in applicant of the Intellectual Property with the relevant authorities, and the fees for such change of registration shall be borne by the Assignee.

3.	REPRESENTATIONS AND WARANTIES

3.1	The Assignor represents and warrants that:

3.1.1	it is a limited liability company duly registered and validly existing under the laws of the PRC.

3.1.2	it will not carry out any act that would be detrimental to the validity of the Intellectual Property subsequent to the change in applicant of the Intellectual Property.

3.2	The Assignee represents and warrants that:

3.2.1	it is a limited liability company duly registered and validly existing under the laws of the PRC.

3.2.2	its execution and performance of this Agreement is carried out within its corporate power and business scope; is duly authorized by all necessary corporation action and with all consents and approvals obtained from third parties and governmental authorities; is not in breach of any restrictions imposed by any agreements or laws by which it is bound or affected.

3.2.3	this Agreement, upon due execution by it, constitutes its legal, valid and binding obligations, enforceable against it.

4.	CONFIDENTIALITY

All non-public information of one Party acquired or received by the other Party due to the execution and performance of this Agreement, the existence of this Agreement and all terms and conditions hereof shall be confidential information, of which the receiving party shall not disclose to any third party, unless it is required by laws to disclose the information in relation to this Agreement to the government or public or to file this Agreement with the relevant authorities.

5.	EFFECTIVENESS AND EFFECTIVE TERM

This Agreement shall become effective upon execution on the date first above written.

6.	DISPUTE RESOLUTION

Any dispute arising from the interpretation and performance of any provision under this Agreement shall be amicably settled through consultations between the Parties. In the event that the Parties are unable to reach an agreement within 30 days from the occurrence of the dispute, either Party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules thereof then in effect. The place of arbitration shall be in Beijing, and the language to be used in arbitration shall be Chinese. The award of arbitration shall be final and equally binding on the Parties of this Agreement.

7.	GOVERNING LAW

The effectiveness, interpretation and enforceability of this Agreement shall be governed by the laws of the PRC.

8.	AMENDMENT AND SUPPLEMENT

Any amendments or supplements to this Agreement shall be made in written agreements. Such amended and supplemental agreements upon due execution by the Parties shall constitute the integrated part of this Agreement with equal legal force and effect.

9.	SEVERABILITY

In the event that any provision of this Agreement is held invalid or unenforceable due to inconsistency with applicable laws, such provision shall only be deemed invalid or unenforceable within the jurisdiction of the applicable governing law, and the effectiveness of the remaining provisions shall not be affected in any way.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first above written.

(End of body and signature page follows)

Signature Page (End of body)

ASSIGNOR:

XIAOMI INC.

(Contract seal: /s/ Xiaomi Inc.)

By:	/s/ Lei Jun
Name:	Lei Jun
Title:	Legal Representative

ASSIGNEE:

ANHUI HUAMI INFORMATION TECHNOLOGY CO., LTD.

(Company seal: /s/ Anhui Huami Information Technology Co., Ltd.)

By:	/s/ Huang Wang
Name:	Huang Wang
Title:	Legal Representative

APPENDIX I

Intellectual Property

A.	Trademarks for Application

No.	Trademarks for Application	Class	Application Number	Date of Application
1.		9	14120914	March 5, 2014
2.		35	14124333	March 6, 2014